Utz Brands Reports Third Quarter 2026 Results
Take Private Transaction Expected to Close in Fourth Quarter

Hanover, PA – November 6, 2026 – Utz Brands, Inc. (NYSE: UTZ) (“Utz” or the “Company”), a leading U.S. manufacturer of branded Salty Snacks and a small-cap growth and value Staples equity, today reported financial results for the Company’s third fiscal quarter ended September 27, 2026.

3Q’26 Summary(1)
•Net Sales decreased 2.3% to $369.2 million
•Total Organic Net Sales decreased 2.3%; Branded Salty Snacks Organic Net Sales increased 0.3%
•Gross Profit Margin decline of 320bps
•Adjusted Gross Profit Margin decline of 530bps
•Net Loss increased to $32.1 million
•Adjusted Net Income decreased 57.6% to $14.2 million
•EBITDA decreased 95.4% to $1.1 million
•Adjusted EBITDA decreased 30.3% to $42.0 million
•Diluted Earnings Per Share decreased to $(0.27)
•Adjusted Earnings Per Share decreased 56.5% to $0.10
•Cash Flow Used in Operations was $4.9 million
•Adjusted Free Cash Flow declined to $(15.5) million
•Net Leverage Ratio was consistent with prior year at 3.9x

(1) All comparisons for the third quarter of 2026 are to the third quarter of 2025 (ended September 28, 2025).

“Our results were impacted by industry-wide headwinds that intensified throughout the quarter, including abrupt, significant inflation and a modestly weaker consumer,” said Howard Friedman, Chief Executive Officer of Utz. “I have been proud to serve as CEO of Utz for nearly four years and remain focused on supporting Utz’s transition to a private company and John Lindeman’s transition to CEO in the coming weeks following the expected closing of the transaction.”

Recent Agreement to Take Utz Private

On July 20, 2026, Utz and Intersnack Group GmbH & Co. KG (“Intersnack Group” or “Intersnack”) entered into a definitive agreement pursuant to which certain subsidiaries of Intersnack Group will acquire all outstanding shares of Class A Common Stock of the Company for $14.25 per share in cash. Upon closing the transaction, Utz will become a private company with the Rice and Lissette Family Entities (the “Rice and Lissette Family”) and a subsidiary of Intersnack Group each owning 50% of Utz Brands Holdings, LLC. As such, the Company will not provide its outlook for 2026 and will not hold a conference call to discuss the Company’s financial results for the third quarter and year-to-date period ended September 27, 2026. The Company expects the transaction will close in the fourth quarter of 2026, subject to satisfaction of closing conditions. All regulatory conditions have been satisfied, and the special meeting of the Company’s stockholders to vote on the transaction is scheduled for November 13, 2026.

	13-Weeks Ended				39-Weeks Ended
(in $millions, except per share amounts)	September 27, 2026	September 28, 2025	% Change		September 27, 2026	September 28, 2025	% Change

Net Sales	$369.2	$377.8	(2.3)%		$1,102.3	$1,096.6	0.5%
Organic Net Sales	369.2	377.8	(2.3)%		1,102.3	1,096.6	0.5%

Gross Profit	77.6	91.5	(15.2)%		265.7	269.2	(1.3)%
Gross Profit Margin	21.0%	24.2%	(320)	bps	24.1%	24.5%	(40)	bps
Adjusted Gross Profit	100.4	122.9	(18.3)%		335.4	340.3	(1.4)%
Adjusted Gross Profit Margin	27.2%	32.5%	(530)	bps	30.4%	31.0%	(60)	bps

Selling, General, and Administrative	97.4	87.7	11.1%		284.1	253.1	12.2%
Selling, General, and Administrative Margin	26.4%	23.2%	320	bps	25.8%	23.1%	270	bps
Adjusted Selling, General, and Administrative	58.4	61.5	(5.0)%		189.8	185.0	2.6%
Adjusted Selling, General and Administrative Margin	15.8%	16.3%	(50)	bps	17.2%	16.9%	30	bps

Net Loss	(32.1)	(20.2)	nm		(50.5)	(4.4)	nm
Net Loss Margin	(8.7)%	(5.3)%	nm		(4.6)%	(0.4)%	nm
Adjusted Net Income	14.2	33.5	(57.6)%		62.6	79.5	(21.3)%
EBITDA	1.1	23.8	(95.4)%		48.8	97.7	(50.1)%
Adjusted EBITDA	42.0	60.3	(30.3)%		145.6	154.1	(5.5)%
Adjusted EBITDA Margin	11.4%	16.0%	(460)	bps	13.2%	14.1%	(90)	bps
Basic (Loss) Income Per Share	$(0.27)	$(0.17)	nm		$(0.41)	$0.04	nm
Adjusted Earnings Per Diluted Share	$0.10	$0.23	(56.5)%		$0.43	$0.56	(23.2)%
Cash Flow From Operations	(4.9)	51.2	(109.6)%		(5.4)	47.3	(111.4)%
Adjusted Free Cash Flow	(15.5)	27.8	(155.8)%		(42.1)	(41.0)	(2.7)%

Third Quarter 2026 Results

Third quarter Net Sales decreased 2.3% to $369.2 million compared to $377.8 million in the prior year period. Organic Net Sales decreased 2.3% year-over-year, driven by a 5.2% reduction from volume/mix, partially offset by a benefit from higher net price realization of 2.9%. Branded Salty Snacks Organic Net Sales(2) (representing 92% of total Net Sales) increased 0.3% versus the prior year period, led by our Power Four Brands, offset by a 23.8% decline in Non-Branded & Non-Salty Snacks Organic Net Sales over the same period, primarily due to Non-Branded, which was impacted by accelerated elimination of low margin items.

For the 13-week period ended September 27, 2026, the Company’s Branded Salty Snacks Retail Sales increased 0.2% versus the prior year period, compared to a 1.1% increase for the Salty Snack category overall(1). The Company’s Retail Volumes decreased by 3.3%, compared to a 0.1% increase for the Salty Snack category(1). The Company drove Retail Sales gains in its Expansion Geographies(2). The Company’s Power Four Brands of Utz®, On The Border®, Zapp’s® and Boulder Canyon® Retail Sales increased by 2.1%.

Gross Profit Margin of 21.0% declined 320bps compared to 24.2% in the prior year period. Adjusted Gross Profit Margin of 27.2% declined 530bps compared to 32.5% in the prior year period. The decrease in Adjusted Gross Profit Margin was driven by significant supply chain cost inflation, channel mix, and lower volumes.

Selling, General, and Administrative Expenses (“SG&A Expenses”) were $97.4 million, or 26.4% of Net Sales, compared to $87.7 million, or 23.2% of Net Sales, in the prior year period. The increase in SG&A Expenses was primarily due to costs related to the take private transaction. Adjusted SG&A Expenses were $58.4 million, or 15.8% of Net Sales, compared to $61.5 million, or 16.3% of Net Sales, in the prior year period. The decrease in Adjusted SG&A Expenses as a percentage of Net Sales was primarily due to lower Adjusted SG&A expenses, including variable compensation.

The Company reported a Net Loss of $32.1 million compared to a Net Loss of $20.2 million in the prior year period. Net Loss in the prior year period was impacted by a $0.7 million loss from the remeasurement of the warrant liability. Adjusted Net Income in the quarter decreased 57.6% to $14.2 million compared to $33.5 million in the prior year period. Adjusted Earnings Per Share decreased 56.5% to $0.10 compared to $0.23 in the prior year period. The Adjusted Earnings Per Share decrease was primarily the result of lower Adjusted Net Income.

The Company reported EBITDA of $1.1 million compared to EBITDA of $23.8 million in the prior year period. Adjusted EBITDA decreased 30.3% to $42.0 million, or 11.4% as a percentage of Net Sales, compared to $60.3 million, or 16.0% as a percentage of Net Sales, in the prior year period. The decrease in Adjusted EBITDA was driven by a decline in Adjusted Gross Profit Margin, partially offset by lower Adjusted SG&A Expenses.
(1) As measured by Circana MULO+ w/convenience.
(2) See “Other Defined Terms” for definitions.

Balance Sheet and Cash Flow Highlights

•As of September 27, 2026
◦Total liquidity of $153.8 million, consisting of cash on hand of $70.1 million and $83.7 million available under the Company’s revolving credit facility.
◦Net debt of $815.4 million resulting in a Net Leverage Ratio of 3.9x based on trailing twelve months Adjusted EBITDA of $208.0 million.

•For the thirty-nine weeks ended September 27, 2026
◦Cash flow used in operations was $5.4 million.
◦Capital expenditures were $43.5 million, and dividends and distributions paid were $27.9 million.
◦Adjusted Free Cash Flow of $(42.1) million.

Fiscal Year 2026 Outlook

Due to the pending take private transaction, the Company will not be providing further updates to forward-looking guidance for 2026.

Conference Call and Webcast Presentation

Due to the pending take private transaction, Utz Brands will not host an investor call to discuss quarterly and year-to-date results.

About Utz Brands, Inc.

Utz Brands, Inc. (NYSE: UTZ) manufactures a diverse portfolio of savory snacks through popular brands, including Utz®, On The Border® Chips & Dips, Zapp’s®, and Boulder Canyon®, among others.

After over a century with a strong family heritage, Utz continues to have a passion for exciting and delighting consumers with delicious snack foods made from top-quality ingredients. Utz’s products are distributed nationally through grocery, mass merchandisers, club, convenience, drug, and other channels. Based in Hanover, Pennsylvania, Utz has multiple manufacturing facilities located across the U.S. to serve our growing customer base. For more information, please visit the Company’s website or call 1‐800‐FOR‐SNAX.

Investors and others should note that Utz announces material financial information to its investors using its Investor Relations website, U.S. Securities and Exchange Commission (the “Commission”) filings, press releases, public conference calls, and webcasts. Utz uses these channels, as well as social media, to communicate with our stockholders and the public about the Company, the Company’s products, and other Company information. It is possible that the information that Utz posts on social media could be deemed to be material information. Therefore, Utz encourages investors, the media, and others interested in the Company to review the information posted on the social media channels listed on Utz’s Investor Relations website.

Investor Contact
Trevor Martin
Utz Brands, Inc.
tmartin@utzsnacks.com

Media Contact
Joele Frank
Utz Brands, Inc.
UtzMedia@joelefrank.com

Forward-Looking Statements

This press release includes certain statements made herein that are not historical facts but are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements relate to expectations for future financial performance, business strategies, or expectations for the Company’s business, as well as the proposed transaction with Intersnack Group. The forward-looking statements may be accompanied by, preceded by, followed by, or include, without limitation, statements such as “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “goal,” “on track,” or other similar words, phrases or expressions. These forward-looking statements may include the Company’s future financial position, capital structure, indebtedness, business strategy, opportunities and plans and objectives of management for future operations, including with respect to promotional activities and efforts to build sustainable long-term demand for the Company’s products; the benefits of the Company’s acquisitions, dispositions and similar transactions; the likelihood of the Company completing contemplated acquisitions, dispositions and similar transactions; the future operating and financial performance of the Company; expansion plans and opportunities; cost savings plans and network and logistics optimization strategies; transformation of the Company’s supply chain; the Company’s product mix; the Company’s expectations regarding its level of indebtedness and associated interest expense impacts; the effects of inflation, tariffs, or supply chain disruptions on the Company or its business; the benefits of the Company’s productivity initiatives; the effects of the Company’s marketing and innovation initiatives; the proposed transaction with Intersnack Group, including the expected timing, closing conditions and likelihood and effects of the consummation thereof; and other statements that are not historical facts.

These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements reflect management’s current expectations, forecasts and assumptions and involve a number of judgments regarding known and unknown risks, uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update, add to or otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, the Company’s results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, without limitation: our operation in an industry with high levels of competition and consolidation; our reliance on key customers and ability to obtain favorable contractual terms and protections with customers; changes in demand for our products driven by changes in consumer preferences and tastes or our ability to innovate or market our products effectively; changes in consumers’ loyalty to our brands due to factors beyond our control; impacts on our reputation caused by concerns relating to the quality and safety of our products, ingredients, packaging, or processing techniques; the potential that our products might need to be recalled if they become adulterated or are mislabeled; the loss of retail shelf space and disruption to sales of food products due to changes in retail distribution arrangements; our reliance on third parties to effectively operate both our direct-to-warehouse delivery system and our direct-store-delivery network system; the evolution of e-commerce retailers and sales channels; disruption to our manufacturing operations, supply chain, or distribution channels; the effects of inflation, including rising labor costs; increased fuel prices; shortages of raw materials, energy, water, and other supplies; changes in the legal and regulatory environments in which we operate, including with respect to tax legislation; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries, or investigations into our business; potential adverse effects or unintended consequences related to the implementation of our growth strategy; our ability to successfully identify and execute acquisitions or dispositions and to manage integration or carve out issues following such transactions; the geographic concentration of our markets; our ability to attract and retain highly skilled personnel; impairment in the carrying value of goodwill or other intangible assets; our ability to protect our intellectual property rights; disruptions, failures, or security breaches of our information technology infrastructure, including cyber incidents; climate change or legal, regulatory or market measures to address climate change; our exposure to liabilities, claims or new laws or regulations with respect to environmental matters; the increasing focus and opposing views, legislation and expectations with respect to ESG initiatives; restrictions on our operations imposed by covenants in our debt instruments; our exposure to changes in interest rates; adverse impacts from disruptions in the worldwide financial markets, including on our ability to obtain new credit; our exposure to any new or increased income or product taxes; pandemics, epidemics or other disease outbreaks; our exposure to changes to trade policies and tariff and import/export regulations by the United States and other jurisdictions; potential volatility in our Class A Common Stock caused by resales thereof; our dependence on distributions made by our subsidiaries; our payment obligations pursuant to a tax receivable agreement, which in certain cases may exceed the tax benefits we realize or be accelerated; provisions of Delaware law and our governing documents and other agreements that could limit the ability of stockholders to take certain actions or delay or discourage takeover attempts that stockholders may consider favorable; our exclusive forum provisions in our governing documents; the influence of certain significant stockholders and members of Utz Brands Holdings, LLC, whose interests may differ from those of our other stockholders; the risk that the proposed transaction with the Intersnack Group may not be completed in a timely manner, or at all, including because required stockholder approvals or other closing conditions are not satisfied or waived; the effects of the announcement and pendency of the proposed transaction on our business, employees and relationships with customers, suppliers, independent operators and other business partners, including the diversion of management’s attention and the restrictions on the conduct of our business under the interim operating covenants; the significant transaction costs we have incurred and expect to continue to incur, whether or not the transaction is completed; litigation relating to the proposed transaction, including potential injunctions or other orders that could delay or prevent its completion; the limitations on our ability to pursue alternative transactions and our obligation to pay a termination fee in specified circumstances; the loss of the opportunity for holders of our Class A Common Stock to participate in any future growth of the Company if the transaction is completed; and other risks and uncertainties set forth in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 28, 2025, in Part II, Item 1A in our Quarterly Report on Form 10-Q for the quarter ended June 28, 2026, and in the other reports we file with the U.S. Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures:

Utz uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results and identify trends in our underlying operating results, and it provides additional insight and transparency on how we evaluate the business. We use non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate our performance. These non-GAAP financial measures do not represent financial performance in accordance with generally accepted accounting principles in the United States (“GAAP”) and may exclude items that are significant to understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations, earnings per share or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly titled measures used by other companies.

Management believes that non-GAAP financial measures should be considered as supplements to the GAAP measures reported, should not be considered replacements for, or superior to, the GAAP measures, and may not be comparable to similarly named measures used by other companies. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. We believe that these non-GAAP financial measures provide useful information to investors regarding certain financial and business trends relating to the financial condition and results of operations of the Company to date when considered with both the GAAP results and the reconciliations to the most comparable GAAP measures, and that the presentation of non-GAAP financial measures is useful to investors in the evaluation of our operating performance compared to other companies in the Salty Snack industry, as similar measures are commonly used by the companies in this industry. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of management judgment about which items of expense and income are excluded or included in determining these non-GAAP financial measures. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures. As new events or circumstances arise, these definitions could change. When the definitions change, we will provide the updated definitions and present the related non-GAAP historical results on a comparable basis.

During the first quarter of 2026, the Company revised the categorization of certain charges and gains that were historically categorized as acquisition, divestitures and investments, business transformation, and financing-related costs. The Company is now presenting the associated charges and gains within the categories supply chain transformation and corporate transformation. The nature of the charges and gains included in these adjustments, as well as the total amount of all of these adjustments in all prior periods presented, are unchanged. We believe that this change provides a better reflection of the impact of the charges and gains and aligns with how management views the adjustments internally. Prior period balances have been reclassified to conform to the current presentation. Additionally, the Company has revised the presentation of its reconciliations of Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Selling, General, and Administrative Expenses, EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share to the most directly comparable GAAP measures. We believe the revised presentation of reconciliation information provides investors with helpful context on the impacts of the adjustments.

Utz uses the following non-GAAP financial measures in its financial communications, and in the future could use others:
•Organic Net Sales
•Adjusted Gross Profit
•Adjusted Gross Profit as % of Net Sales (Adjusted Gross Profit Margin)
•Adjusted Cost of Goods Sold (COGS)
•Adjusted Selling, General and Administrative Expense
•Adjusted Selling, General and Administrative Expense as % of Net Sales (Adjusted Selling, General and Administrative Expense Margin)
•Adjusted Net Income
•Adjusted Earnings Per Share
•Adjusted Earnings Before Taxes
•EBITDA
•Adjusted EBITDA
•Adjusted EBITDA as % of Net Sales (Adjusted EBITDA Margin)
•Effective Normalized Tax Rate
•Net Leverage Ratio
•Branded Salty Snacks Organic Net Sales

•Non-Branded & Non-Salty Snacks Organic Net Sales
•Adjusted Free Cash Flow

Organic Net Sales is defined as Net Sales excluding the impacts of acquisitions, divestitures and independent operator (“IO”) route conversions.

Adjusted Gross Profit represents Gross Profit excluding Depreciation and Amortization expense, a non-cash item. In addition, Adjusted Gross Profit excludes the impact of costs that fall within the categories of non-cash adjustments and/or other cash adjustment items such as those related to stock-based compensation, hedging and purchase commitments adjustments, asset impairments, supply chain transformation, corporate transformation, and transaction costs. Adjusted Gross Profit is one of the key performance indicators that our management uses to evaluate operating performance. We also report Adjusted Gross Profit as a percentage of Net Sales as an additional measure for investors to evaluate our Adjusted Gross Profit Margin.

Adjusted Cost of Goods Sold (COGS) represents Net Sales less Adjusted Gross Profit

Adjusted Selling, General and Administrative Expense is defined as all Selling, General and Administrative expense excluding Depreciation and Amortization expense, a non-cash item. In addition, Adjusted Selling, General and Administrative Expense excludes the impact of costs that fall within the categories of non-cash adjustments and/or other cash adjustment items such as those related to stock-based compensation, hedging and purchase commitments adjustments, asset impairments, supply chain transformation, corporate transformation, and transaction costs. We also report Adjusted Selling, General and Administrative Expense as a percentage of Net Sales as an additional measure for investors to evaluate our Adjusted Selling, General and Administrative Margin.

Adjusted Net Income is defined as Net Income excluding Depreciation and Amortization expense, a non-cash item, related to fair value adjustments on property, plant, and equipment, and definite-lived intangibles relating to business combinations recorded in prior periods. In addition, Adjusted Net Income excludes deferred financing fees, interest income, and expense relating to IO loans and certain non-cash adjustments and/or other cash adjustment items such as those related to stock-based compensation, hedging, and purchase commitments adjustments, asset impairments, supply chain transformation, corporate transformation, transaction costs, and remeasurement of warrant liabilities. Lastly, Adjusted Net Income normalizes the income tax provision to account for the above-mentioned adjustments.

Adjusted Earnings Before Taxes is defined as Adjusted Net Income before normalized GAAP basis tax expense.

Adjusted Earnings Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding for each period on a fully diluted basis assuming the shares of Class V Common Stock of the Company are converted to Class A Common Stock of the Company.

EBITDA is defined as Net Income Before Interest, Income Taxes, and Depreciation and Amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash adjustments and/or other cash adjustment items, such as stock-based compensation, hedging and purchase commitments adjustments, asset impairments, supply chain transformation, corporate transformation, and transaction costs. Adjusted EBITDA is one of the key performance indicators we use in evaluating our operating performance and in making financial, operating, and planning decisions. We believe Adjusted EBITDA is useful to the users of this release because the financial information contained in the release can be used in the evaluation of Utz’s operating performance compared to other companies in the Salty Snack industry, as similar measures are commonly used by companies in this industry. In this release, we also provide Adjusted EBITDA as a percentage of Net Sales as an additional measure for readers to evaluate our Adjusted EBITDA Margin.

Adjusted Free Cash Flow is defined as Cash Flow from Operating Activities on the Consolidated Statements of Cash Flows less Purchases of Property and Equipment (Capital Expenditures) plus Net Proceeds from Sale of Property and Equipment, both included in Cash flow from investing activities on the Consolidated Statements of Cash Flows.

Effective Normalized Tax Rate is defined as normalized GAAP basis tax expense, which excludes one-time items, divided by Adjusted Earnings before Taxes.

Net Leverage Ratio is defined as trailing twelve month Net Debt (gross debt less cash and cash equivalents) divided by Adjusted EBITDA. Net Debt is defined as Gross Debt less Cash and Cash Equivalents.

Other Defined Terms:

Branded Salty Snacks is defined as Power Four Brands and Other Brands. Power Four Brands consist of the Utz® brand, On The Border®, Zapp’s®, and Boulder Canyon®. Other Brands include Golden Flake®, TORTIYAHS!®, Miguelitos®, Hawaiian®, Bachman®, Tim’s Cascade®, Dirty Potato Chips®, TGI Fridays® and Vitner’s®.

Non-Branded & Non-Salty Snacks is defined as partner brands, private label, co-manufacturing for which we are the manufacturer, Utz branded non-salty snacks such as On The Border® Dips and Salsa, and sales not attributable to specific brands.

Utz Brands, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the thirteen and thirty-nine weeks ended September 27, 2026 and September 28, 2025
(In millions, except share information)
(Unaudited)

	Thirteen weeks ended September 27, 2026	Thirteen weeks ended September 28, 2025	Thirty-nine weeks ended September 27, 2026	Thirty-nine weeks ended September 28, 2025
Net sales	$369.2	$377.8	$1,102.3	$1,096.6
Cost of goods sold	291.6	286.3	836.6	827.4
Gross profit	77.6	91.5	265.7	269.2

Selling, general, and administrative expenses
Selling	57.5	53.0	173.2	148.8
General and administrative	39.9	34.7	110.9	104.3
Total selling, general, and administrative expenses	97.4	87.7	284.1	253.1

Loss on sale of assets, net	(1.9)	(0.5)	(1.0)	(0.7)

(Loss) income from operations	(21.7)	3.3	(19.4)	15.4
Other loss, net
Interest expense	(11.1)	(10.6)	(32.2)	(33.5)
Loss on debt extinguishment	—	—	—	(0.5)
Other income, net	0.6	1.2	1.4	1.0
(Loss) gain on remeasurement of warrant liability	—	(0.7)	—	22.8
Other loss, net	(10.5)	(10.1)	(30.8)	(10.2)

(Loss) income before taxes	(32.2)	(6.8)	(50.2)	5.2
Income tax (benefit) expense	(0.1)	13.4	0.3	9.6
Net loss	(32.1)	(20.2)	(50.5)	(4.4)
Net loss attributable to noncontrolling interest	7.8	5.5	14.4	7.7
Net (loss) income attributable to controlling interest	$(24.3)	$(14.7)	$(36.1)	$3.3

(Loss) income per Class A Common stock: (in dollars)
Basic	$(0.27)	$(0.17)	$(0.41)	$0.04
Diluted	$(0.27)	$(0.17)	$(0.41)	$0.04
Weighted-average shares of Class A Common stock outstanding
Basic	88,612,502	86,958,867	88,490,400	86,266,184
Diluted	88,612,502	86,958,867	88,490,400	87,795,006

Net loss	$(32.1)	$(20.2)	$(50.5)	$(4.4)
Other comprehensive income (loss):
Change in fair value of interest rate swap	7.8	(2.5)	8.3	(12.7)
Comprehensive loss	(24.3)	(22.7)	(42.2)	(17.1)
Net comprehensive loss attributable to noncontrolling interest	4.8	6.5	11.2	12.7
Net comprehensive loss attributable to controlling interest	$(19.5)	$(16.2)	$(31.0)	$(4.4)

Utz Brands, Inc.
CONSOLIDATED BALANCE SHEETS
September 27, 2026 and December 28, 2025
(In millions, except per share information)

	As of September 27, 2026	As of December 28, 2025
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$70.1	$120.4
Accounts receivable, less allowance of $3.1 and $3.3, respectively	135.6	100.8
Inventories	128.9	119.3
Prepaid expenses and other assets	33.7	39.9
Current portion of notes receivable	3.3	4.0
Total current assets	371.6	384.4
Non-current Assets
Assets held for sale	6.1	10.3
Property, plant and equipment, net	378.1	379.2
Goodwill	865.2	865.2
Intangible assets, net	938.4	963.9
Non-current portion of notes receivable	9.7	10.8
Other assets	213.5	179.8
Total non-current assets	2,411.0	2,409.2
Total assets	$2,782.6	$2,793.6
LIABILITIES AND EQUITY
Current Liabilities
Current portion of term debt	$39.3	$31.4
Current portion of other notes payable	5.7	6.5
Accounts payable	222.2	197.4
Accrued expenses and other	79.2	87.9
Total current liabilities	346.4	323.2
Non-current portion of term debt and revolving credit facility	836.3	818.2
Non-current portion of other notes payable	10.4	14.2
Non-current accrued expenses and other	176.8	166.5
Deferred tax liability	128.3	126.6
Total non-current liabilities	1,151.8	1,125.5
Total liabilities	1,498.2	1,448.7
Commitments and Contingencies
Equity
Shares of Class A Common Stock, $0.0001 par value; 1,000,000,000 shares authorized; 88,613,213 and 87,509,774 shares issued and outstanding as of September 27, 2026 and December 28, 2025, respectively	—	—
Shares of Class V Common Stock, $0.0001 par value; 61,249,000 shares authorized; 55,349,000 shares issued and outstanding as of both September 27, 2026 and December 28, 2025	—	—
Additional paid-in capital	1,046.5	1,037.0
Accumulated deficit	(380.0)	(326.6)
Accumulated other comprehensive income	8.4	3.3
Total stockholders' equity	674.9	713.7
Noncontrolling interest	609.5	631.2
Total equity	1,284.4	1,344.9
Total liabilities and equity	$2,782.6	$2,793.6

Utz Brands, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the thirty-nine weeks ended September 27, 2026 and September 28, 2025
(In millions)
(Unaudited)

	Thirty-nine weeks ended September 27, 2026	Thirty-nine weeks ended September 28, 2025
Cash flows from operating activities
Net loss	$(50.5)	$(4.4)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment and other charges	0.2	0.6
Depreciation and amortization	68.2	60.4
Gain on remeasurement of warrant liability	—	(22.8)
Loss on sale of assets	1.0	0.7
Loss on debt extinguishment	—	0.5
Share-based compensation	11.2	12.4
Deferred taxes	1.7	6.1
Deferred financing costs	0.9	1.0
Changes in assets and liabilities:
Accounts receivable, net	(34.7)	(13.4)
Inventories	(9.6)	(11.5)
Prepaid expenses and other assets	14.2	2.5
Accounts payable and accrued expenses and other	(8.0)	15.2
Net cash (used in) provided by operating activities	(5.4)	47.3
Cash flows from investing activities
Purchases of property and equipment	(43.5)	(89.2)
Proceeds from sale of property and equipment	6.8	0.9
Proceeds from sale of routes	25.0	17.7
Proceeds from the sale of IO notes	3.3	5.4
Purchases of IO routes and other changes in note receivables	(32.0)	(30.0)
Net cash used in investing activities	(40.4)	(95.2)
Cash flows from financing activities
Borrowings on line of credit	230.0	177.0
Repayments on line of credit	(190.0)	(156.5)
Borrowings on term debt and notes payable	11.9	81.4
Repayments on term debt and notes payable	(26.8)	(19.7)
Payment of debt issuance cost	—	(1.7)
Payments of tax withholding requirements for employee stock awards	(1.7)	(2.2)
Dividends paid	(17.4)	(16.9)
Distribution to noncontrolling interest	(10.5)	(11.9)
Net cash (used in) provided by financing activities	(4.5)	49.5
Net (decrease) increase in cash and cash equivalents	(50.3)	1.6
Cash and cash equivalents at beginning of period	120.4	56.1
Cash and cash equivalents at end of period	$70.1	$57.7

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures
(Amounts may not sum due to rounding)

Net Sales and Organic Net Sales

	13-Weeks Ended			39-Weeks Ended
(dollars in millions)	September 27, 2026	September 28, 2025	Change	September 27, 2026	September 28, 2025	Change
Net Sales as Reported	$369.2	$377.8	(2.3)%	$1,102.3	$1,096.6	0.5%
Organic Net Sales	$369.2	$377.8	(2.3)%	$1,102.3	$1,096.6	0.5%

Net Sales Growth Drivers

	13-Weeks Ended September 27, 2026			39-weeks Ended September 27, 2026
(% change in prior year net sales)	Branded Salty Snacks (1)	Non-Branded & Non-Salty Snacks (2)	Total	Branded Salty Snacks (1)	Non-Branded & Non-Salty Snacks (2)	Total
Net Sales as Reported	$338.4	$30.8	$369.2	$992.7	$109.6	$1,102.3
Net Sales as Reported Growth Versus Prior Year	0.3%	(23.8)%	(2.3)%	2.8%	(16.5)%	0.5%

Volume/mix	(2.8)%	(25.3)%	(5.2)%	(0.9)%	(17.4)%	(2.9)%
Pricing	3.1	1.5	2.9	3.7	0.9	3.4
Organic Net Sales Growth Versus Prior Year	0.3%	(23.8)%	(2.3)%	2.8%	(16.5)%	0.5%
Divestiture	—	—	—	—	—	—
Net Sales as Reported Growth Versus Prior Year	0.3%	(23.8)%	(2.3)%	2.8%	(16.5)%	0.5%
(1) Branded Salty Snacks sales excluding IO unreported sales.
(2) Non-Branded & Non-Salty Snacks including IO unreported sales.

Adjusted Gross Profit; Adjusted Gross Margin, Adjusted Selling, General, and Administrative Expenses, EBITDA, Adjusted EBITDA,
Adjusted Net Income, and Adjusted Earnings per Share

	13-weeks Ended September 27, 2026
(dollars in millions)	As Reported	Depreciation and Amortization	Other Adj.		EBITDA	(5) Supply Chain Transformation	(6) Corporate Transformation	(10) Transaction Costs	(7) Other Non-Cash Adj.	Other Adj.	Adjusted EBITDA		(9) Other Adj.	Adjusted Net Income
Net sales	$369.2	$—	$—		$369.2	$—	$—		$—	$—	$369.2		$—	369.2
Cost of goods sold	(291.6)	11.0	—		(280.6)	10.9	0.7	0.1	0.1	—	(268.8)		(9.3)	(278.1)
Gross profit	77.6	11.0	—		88.6	10.9	0.7	0.1	0.1	—	100.4	(1)	(9.3)	91.1
Gross margin	21.0%										27.2%	(1)
Selling, general and administrative expenses	(97.4)	11.8	—		(85.6)	0.3	4.2	17.6	5.1	—	(58.4)	(2)	(3.1)	(61.5)
Loss on sale of assets, net	(1.9)	—	—		(1.9)	—	1.9		—	—	—		—	—
Loss from operations	(21.7)	22.8	—		1.1	11.2	6.8	17.7	5.2	—	42.0		(12.4)	29.6
Interest expense	(11.1)	—	11.1		—	—	—		—	—	—		(10.8)	(10.8)
Other income, net	0.6	—	(0.6)	(8)	—	—	—		—	—	—		(0.9)	(0.9)
Loss before income taxes	(32.2)	22.8	10.5		1.1	11.2	6.8	17.7	5.2	—	42.0		(24.1)	17.9
Income tax benefit	(0.1)	—	0.1		—	—	—		—	—	—		3.7	3.7
Net loss	$(32.1)	$22.8	$10.4		$1.1	$11.2	$6.8	$17.7	$5.2	$—	$42.0	(3)	$(27.8)	$14.2	(4)

						Average Weighted Basic Shares Outstanding on an As-Converted Basis								144.0
						Fully Diluted Shares on an As-Converted Basis								145.2
						Adjusted Earnings Per Share								$0.10

	39-weeks Ended September 27, 2026
(dollars in millions)	As Reported	Depreciation and Amortization	Other Adj.		EBITDA	(5) Supply Chain Transformation	(6) Corporate Transformation	(10) Transaction Costs	(7) Other Non-Cash Adj.	Other Adj.	Adjusted EBITDA		(9) Other Adj.	Adjusted Net Income
Net sales	$1,102.3	$—	$—		$1,102.3	$—	$—	—	$—	$—	$1,102.3		$—	$1,102.3
Cost of goods sold	(836.6)	33.2	—		(803.4)	28.6	6.2	0.1	1.6	—	(766.9)		(27.5)	(794.4)
Gross profit	265.7	33.2	—		298.9	28.6	6.2	0.1	1.6	—	335.4	(1)	(27.5)	307.9
Gross margin	24.1%										30.4%	(1)
Selling, general and administrative expenses	(284.1)	35.0	—		(249.1)	0.9	18.9	23.6	15.9	—	(189.8)	(2)	(9.0)	(198.8)
Loss on sale of assets, net	(1.0)	—	—		(1.0)	—	1.0	—	—	—	—		—	—
Loss from operations	(19.4)	68.2	—		48.8	29.5	26.1	23.7	17.5	—	145.6		(36.5)	109.1
Interest expense	(32.2)	—	32.2		—	—	—	—	—	—	—		(31.3)	(31.3)
Other income, net	1.4	—	(1.4)	(8)	—	—	—	—	—	—	—		(0.6)	(0.6)
Loss before income taxes	(50.2)	68.2	30.8		48.8	29.5	26.1	23.7	17.5	—	145.6		(68.4)	77.2
Income tax expense	0.3	—	(0.3)		—	—	—	—	—	—	—		14.6	14.6
Net loss	$(50.5)	$68.2	$31.1		$48.8	$29.5	$26.1	$23.7	$17.5	$—	$145.6	(3)	$(83.0)	$62.6	(4)

						Average Weighted Basic Shares Outstanding on an As-Converted Basis								143.8
						Fully Diluted Shares on an As-Converted Basis								144.3
						Adjusted Earnings Per Share								$0.43

	13-Weeks Ended September 28, 2025
(dollars in millions)	As Reported	Depreciation and Amortization	Other Adj.		EBITDA	(5) Supply Chain Transformation	(6) Corporate Transformation	(7) Other Non-Cash Adj.	Other Adj.	Adjusted EBITDA		(9) Other Adj.	Adjusted Net Income
Net sales	$377.8	$—	$—		$377.8	$—	$—	$—	$—	$377.8		$—	$377.8
Cost of goods sold	(286.3)	9.0	—		(277.3)	18.2	2.4	1.8	—	(254.9)		(6.6)	(261.5)
Gross profit	91.5	9.0	—		100.5	18.2	2.4	1.8	—	122.9	(1)	(6.6)	116.3
Gross margin	24.2%									32.5%	(1)
Selling, general and administrative expenses	(87.7)	11.4	—		(76.3)	0.5	8.8	5.5	—	(61.5)	(2)	(3.0)	(64.5)
Loss on sale of assets, net	(0.5)	—	—		(0.5)	0.3	0.2	—	—	—		—	—
Income from operations	3.3	20.4	—		23.7	19.0	11.4	7.3	—	61.4		(9.6)	51.8
Interest expense	(10.6)	—	10.6		—	—	—	—	—	—		(10.3)	(10.3)
Loss on remeasurement of warrant liability	(0.7)	—	—		(0.7)	—	—	—	0.7	—		—	—
Other income, net	1.2	—	(0.4)	(8)	0.8	—	(1.9)	—	—	(1.1)		0.4	(0.7)
Loss before income taxes	(6.8)	20.4	10.2		23.8	19.0	9.5	7.3	0.7	60.3		(19.5)	40.8
Income tax expense	13.4	—	(13.4)		—	—	—	—	—	—		7.3	7.3
Net loss	$(20.2)	$20.4	$23.6		$23.8	$19.0	$9.5	$7.3	$0.7	$60.3	(3)	$(26.8)	$33.5	(4)

						Average Weighted Basic Shares Outstanding on an As-Converted Basis							142.3
						Fully Diluted Shares on an As-Converted Basis							143.6
						Adjusted Earnings Per Share							$0.23

	39-Weeks Ended September 28, 2025
(dollars in millions)	As Reported	Depreciation and Amortization	Other Adj.		EBITDA	(5) Supply Chain Transformation	(6) Corporate Transformation	(7) Other Non-Cash Adj.	Other Adj.	Adjusted EBITDA		(9) Other Adj.	Adjusted Net Income
Net sales	$1,096.6	$—	$—		$1,096.6	$—	$—	$—	$—	$1,096.6		$—	$1,096.6
Cost of goods sold	(827.4)	26.9	—		(800.5)	35.9	4.4	3.9	—	(756.3)		(19.4)	(775.7)
Gross profit	269.2	26.9	—		296.1	35.9	4.4	3.9	—	340.3	(1)	(19.4)	320.9
Gross margin	24.5%									31.0%	(1)
Selling, general and administrative expenses	(253.1)	33.5	—		(219.6)	1.9	18.2	14.5	—	(185.0)	(2)	(8.1)	(193.1)
Loss on sale of assets, net	(0.7)	—	—		(0.7)	0.5	0.2	—	—	—		—	—
Income from operations	15.4	60.4	—		75.8	38.3	22.8	18.4	—	155.3		(27.5)	127.8
Interest expense	(33.5)	—	33.5		—	—	—	—	—	—		(31.4)	(31.4)
Loss on debt extinguishment	(0.5)	—	—		(0.5)	—	0.5	—	—	—		—	—
Gain on remeasurement of warrant liability	22.8	—	—		22.8	—	—	—	(22.8)	—		—	—
Other income, net	1.0	—	(1.4)	(8)	(0.4)	—	(0.8)	—	—	(1.2)		1.3	0.1
Income before income taxes	5.2	60.4	32.1		97.7	38.3	22.5	18.4	(22.8)	154.1		(57.6)	96.5
Income tax expense	9.6	—	(9.6)		—	—	—	—	—	—		17.0	17.0
Net loss	$(4.4)	$60.4	$41.7		$97.7	$38.3	$22.5	$18.4	$(22.8)	$154.1	(3)	$(74.6)	$79.5	(4)

						Average Weighted Basic Shares Outstanding on an As-Converted Basis							141.7
						Fully Diluted Shares on an As-Converted Basis							143.2
						Adjusted Earnings Per Share							$0.56

(1) Adjusted Gross Profit and Adjusted Gross Margin were $100.4 million and 27.2%, respectively for the thirteen weeks ended September 27, 2026, and $122.9 million and 32.5% for the thirteen weeks ended September 28, 2025, respectively. Adjusted Gross Profit and Adjusted Gross Margin were $335.4 million and 30.4%, respectively for the thirty-nine weeks ended September 27, 2026, and $340.3 million and 31.0% for the thirty-nine weeks ended September 28, 2025, respectively.

(2) Adjusted Selling, General and Administrative was $58.4 million and $61.5 million for the thirteen weeks ended September 27, 2026 and thirteen weeks ended September 28, 2025, respectively. Adjusted Selling, General and Administrative was $189.8 million and $185.0 million for the thirty-nine weeks ended September 27, 2026 and thirty-nine weeks ended September 28, 2025, respectively.

(3) Adjusted EBITDA was $42.0 million and $60.3 million for the thirteen weeks ended September 27, 2026 and thirteen weeks ended September 28, 2025, respectively. Adjusted EBITDA was $145.6 million and $154.1 million for the thirty-nine weeks ended September 27, 2026 and thirty-nine weeks ended September 28, 2025, respectively.

(4) Adjusted Net Income was $14.2 million and $33.5 million for the thirteen weeks ended September 27, 2026 and thirteen weeks ended September 28, 2025, respectively. Adjusted Net Income was $62.6 million and $79.5 million for the thirty-nine weeks ended September 27, 2026 and thirty-nine weeks ended September 28, 2025, respectively.

(5) Supply Chain Transformation initiatives representing start-up costs, warehousing and logistical transformations, restructuring and cost reduction activities as part of efforts to enhance long-term profitability, and other manufacturing initiatives that do not reflect the cost of normal business operations. For the thirteen weeks ended September 27, 2026 and thirteen weeks ended September 28, 2025, supply chain transformation initiatives were $11.2 million and $19.0 million, respectively. For the thirty-nine weeks ended September 27, 2026 and thirty-nine weeks ended September 28, 2025, supply chain transformation initiatives were $29.5 million and $38.3 million, respectively.

(6) Corporate Transformation are comprised primarily of costs related to severance and other people restructuring costs, our California expansion and Insignia integration, information technology and data transformation, litigation, gain and losses realized from the sale of distribution rights to IOs, gain and losses on the sale of assets, and consulting and professional fees related to transformation initiatives. For the thirteen weeks ended September 27, 2026 and thirteen weeks ended September 28, 2025, corporate transformation initiatives were $6.8 million and $9.5 million, respectively. For the thirty-nine weeks ended September 27, 2026 and thirty-nine weeks ended September 28, 2025, corporate transformation initiatives were $26.1 million and $22.5 million, respectively.

(7) Other Non-Cash Adjustments for the thirteen weeks ended September 27, 2026 and thirteen weeks ended September 28, 2025 are comprised primarily of $3.6 million and $4.6 million, respectively, of share-based compensation awards to employees and directors associated with the 2020 Omnibus Equity Incentive Plan; $1.5 million and $2.7 million, respectively, of unrealized gains/losses on mark-to-market adjustments of the Company’s commodity options; amortization of cloud computing, purchase commitments, certain lease adjustments, amortization of tolling assets, and other non-cash adjustments. Other Non-Cash Adjustments for the thirty-nine weeks ended September 27, 2026 and thirty-nine weeks ended September 28, 2025 are comprised primarily of $10.8 million, (for both periods), of share-based compensation awards to employees and directors associated with the 2020 Omnibus Equity Incentive Plan; $6.6 million and $7.0 million, respectively, of unrealized gains/losses on mark-to-market adjustments of the Company’s commodity options; amortization of cloud computing, purchase commitments, certain lease adjustments, amortization of tolling assets, and other non-cash adjustments. In addition, the Company recorded an impairment charge of $0.6 million during the thirty-nine weeks ended September 28, 2025.

(8) Other income/(expense), net represents the Company’s non-operating income and expense related to interest income, fees associated with our receivable finance program, and mark-to-market on notional portion of interest rate swap not accounted for under interest rate hedge accounting, benefit or (expense) related to changes in the Company’s tax receivable liability, monetary conversion, other items not related to our operations.

(9) Includes $12.4 million and $9.6 million related to Core depreciation and amortization for the thirteen weeks ended September 27, 2026 and thirteen weeks ended September 28, 2025, respectively; and $36.5 million and $27.5 million for the thirty-nine weeks ended September 27, 2026 and thirty-nine weeks ended September 28, 2025, respectively. Interest expense excluding amortization of deferred financing fees, and other income/(expense) excluding the mark-to-market on the notional portion of our interest rate swap not accounted for under interest rate hedge accounting and gains or losses related to changes in the Company’s tax receivable liability. Income tax adjustment is calculated as (loss) income before taxes plus (i) acquisition, Step-Up depreciation and amortization and (ii) other non-cash and/or cash adjustments, multiplied by a normalized GAAP effective tax rate, minus the actual tax provision recorded in the Consolidated Statement of Operations and Comprehensive Loss. The normalized GAAP effective tax rate excludes one-time items such as the impact of tax rate changes on deferred taxes and changes in valuation allowances.

(10) Transaction costs are comprised of fees and expenses incurred by the Company related to the announced transaction with Intersnack. For the thirteen weeks ended September 27, 2026 and thirty-nine weeks ended September 27, 2026, transaction costs were $17.7 million and $23.7 million, respectively.

Depreciation & Amortization

	13-Weeks Ended		39-weeks Ended
(dollars in millions)	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Core D&A - Non-Acquisition-related included in Gross Profit	$9.3	$6.6	$27.5	$19.4
Step-Up D&A - Transaction-related included in Gross Profit	1.7	2.4	5.7	7.5
Depreciation & Amortization - included in Gross Profit	11.0	9.0	33.2	26.9

Core D&A - Non-Acquisition-related included in SG&A Expense	$3.1	3.0	$9.0	8.1
Step-Up D&A - Transaction-related included in SG&A Expense	8.7	8.4	26.0	25.4
Depreciation & Amortization - included in SG&A Expense	11.8	11.4	35.0	33.5

Depreciation & Amortization - Total	$22.8	$20.4	$68.2	$60.4

Core Depreciation and Amortization	$12.4	$9.6	$36.5	$27.5
Step-Up Depreciation and Amortization	$10.4	10.8	$31.7	32.9
Total Depreciation and Amortization	$22.8	$20.4	$68.2	$60.4

Trailing Twelve Months (TTM) Adjusted EBITDA

	FY 2025					2026
(dollars in millions)	Q1	Q2	Q3	Q4	FY 2025	Q1	Q2	Q3	TTM
Adjusted EBITDA	$45.1	$48.7	$60.3	$62.4	$216.5	$47.9	$55.7	$42.0	$208.0

Net Debt and Leverage Ratio

(dollars in millions)	As of September 27, 2026
Term Loan	$630.3
Real Estate Loan	53.9
ABL Facility	40.2
Equipment Loans and Finance Leases(1)	161.1
Gross Debt(2)	885.5
Cash and Cash Equivalents	70.1
Total Net Debt	$815.4

Last 52-Weeks Adjusted EBITDA	$208.0

Net Leverage Ratio(3)	3.9x

(1) Equipment Loans and Finance Leases include leases accounted for as finance leases under US GAAP and loans for equipment.
(2) Includes Term Loan B, ABL Facility, Real Estate Loan, Equipment Loans, and Finance Leases. Excludes amounts related to guarantees on IO loans which are collateralized by routes. The Company has the ability to recover substantially all of the outstanding IO loan value in the event of a default scenario, which historically has been uncommon.
(3) Based on trailing twelve months Adjusted EBITDA of $208.0 million.

Adjusted Free Cash Flow

	13-Weeks Ended		39-Weeks Ended
(dollars in millions)	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Cash Flow From Operations	$(4.9)	$51.2	$(5.4)	$47.3
Capital Expenditures	(16.1)	(23.5)	(43.5)	(89.2)
Proceeds from sale of property and equipment	5.5	0.1	6.8	0.9
Adjusted Free Cash Flow	$(15.5)	$27.8	$(42.1)	$(41.0)